UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016 (April 19, 2016)

Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Peachtree Street, N.E., Ste. 688, Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2016, Oxford Industries, Inc. (the “Company”) acquired the lifestyle apparel brand Southern Tide (the “Acquisition”). The Acquisition was completed pursuant to a Membership Interest and Stock Purchase Agreement, dated April 19, 2016 (the “Purchase Agreement”), by and among S/T Group Blocker, Inc.; GCP Southern Tide Coinvest, Inc.; S/T Group Holdings, LLC; the Sellers identified therein; Brazos Equity GP III, as the Sellers’ Representative; and Oxford of South Carolina, Inc. (the “Purchaser”), a wholly owned subsidiary of the Company. Southern Tide is a lifestyle apparel brand with an extensive selection of men’s shirts, pants, shorts, outerwear, ties, swimwear, footwear and accessories, as well as a women’s collection. The brand’s products are sold on the Southern Tide website and in department stores and specialty stores.

The purchase price for the Acquisition was $85 million in cash, subject to adjustment based on net working capital as of the closing date. The Company used borrowings under its U.S. credit facility to finance the transaction. The Purchase Agreement contains customary representations, warranties, covenants, and indemnities for a transaction of this type.

The foregoing summary of certain material terms and conditions of the Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The Purchase Agreement is filed as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 as if fully set forth herein.

Item 7.01. Regulation FD Disclosure.

For the remaining 41 weeks of the Company’s 2016 fiscal year, the Company expects the acquired Southern Tide operations to contribute approximately $35 million in sales, $7 million in operating income and $0.20 per share of earnings. These amounts exclude transaction expenses, integration costs and the impact of non-cash purchase accounting adjustments required under GAAP, the impact of which may be significant, particularly in fiscal 2016. The Acquisition was structured to provide the Company favorable tax treatment related to a step-up in basis of certain assets, including inventory and deductible goodwill.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Membership Interest and Stock Purchase Agreement, dated April 19, 2016, by and among S/T Group Blocker, Inc.; GCP Southern Tide Coinvest, Inc.; S/T Group Holdings, LLC; the Sellers identified therein; Brazos Equity GP III, as the Sellers’ Representative; and Oxford of South Carolina, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: April 20, 2016	By	/s/ Thomas E. Campbell
Name: Thomas E. Campbell
Title: Executive Vice President